                                                                   EXHIBIT 10.32
                               AMENDMENT NO. 3 TO

                           NISHIKAWA STANDARD COMPANY

                              PARTNERSHIP AGREEMENT

         THIS AMENDMENT NO. 3 TO THE NISHIKAWA STANDARD COMPANY PARTNERSHIP
AGREEMENT ("Amendment No. 3 to the Partnership Agreement") is made and entered into effective as of the 15 day of April, 1998, by and between NISHIKAWA OF
AMERICA INC. ("Nishikawa"), a Delaware corporation and a subsidiary of Nishikawa
Rubber Co., Ltd., a Japanese corporation, and NISCO HOLDING COMPANY
("Standard"), a Delaware corporation and a subsidiary of The Standard Products
Co., an Ohio corporation;

                                   WITNESSETH:

         WHEREAS, Nishikawa and Standard entered into a Partnership Agreement effective as of March 23, 1989 {the "Partnership Agreement"); and

         WHEREAS, Nishikawa and Standard entered into Amendment No. 1 to the
Partnership Agreement effective as of November I, 1990 ("Amendment No. 1 to the
Partnership Agreement"), to (a) reflect additional capital contributions to the
Partnership by Nishikawa and Standard, (b) authorize an increase in the aggregate capitalization of the Partnership up to $30,000,000, and (c) add a
provision relating to the allocation of additional capital contributions between
Nishikawa and Standard: and

         WHEREAS, Nishikawa and Standard entered into Amendment No. 2 to the
Partnership Agreement effective as of December 7, 1992 ("Amendment No. 2 to the
Partnership Agreement"), to (a) reflect additional capital contributions of
$6,400,000 to the Partnership by Standard, (b) authorize an increase in the aggregate capitalization of the Partnership up to $41,400,000, and (c) amend section 3.2 Additional Capital, section 3.4 Excess Capital, section

4.1 Allocation of Profits and Losses, section 5.1 Policy Committee and section
9.4 Tax Matters Partner; and

         WHEREAS, Nishikawa and Standard desire to further amend the Partnership
Agreement, as amended by Amendment No. 2 to the Partnership Agreement, as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:
Section 1. Section 3.1 of the Partnership Agreement, as amended by Amendment No.
2 to the Partnership Agreement, is hereby deleted in its entirety and there is substituted in its place the following:

         "Section 3.1 Capital Contributions.

         (a) On the effective date of this Amendment No. 3 to the Partnership
Agreement, the capital of the Partnership shall be $44,800,000, allocable between the Partners as follows:

                  (i) Nishikawa has previously contributed to the capital of the
         Partnership cash in the aggregate amount of $19,200,000, and shall contribute to the capital of the Partnership and additional amount of
         $3,200,000 promptly upon the request of the Policy Committee; and

                  (ii) Standard has previously contributed to the capital of the
         Partnership cash in the aggregate amount of $19,200,000, and shall contribute to the capital of the Partnership an additional amount of
         $3,200,000 promptly upon the request of the Policy Committee.

         (b) The Policy Committee is authorized to increase the aggregate capitalization of the partnership to $51,200,000 at such time or times and in such amounts as the Policy Committee deems appropriate, with any such additional capital contributions to be made 50% by Nishikawa and 50% by Standard."

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